UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

February 2, 2005
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

BLUE NILE, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	000-50763	91-1963165

(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

705 FIFTH AVENUE SOUTH, SUITE 900, SEATTLE, WASHINGTON, 98104
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(206) 336-6700
REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

N/A
(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(d) On February 2, 2005, the Board of Directors of Blue Nile, Inc. appointed W. Eric Carlborg as a director. Mr. Carlborg will serve on the Company’s Audit Committee. As a director, Mr. Carlborg is entitled to $10,000 in cash consideration annually for serving on the Board of Directors and an additional $1,000 for serving on any committee of the Board of Directors. Mr. Carlborg may elect to forgo all or part of his $10,000 cash payment for service on the Board of Directors in exchange for a grant of restricted stock under our 2004 Equity Incentive Plan having a fair market value equal to the amount of foregone cash compensation.

Until recently, Mr. Carlborg was a managing director of Merrill Lynch & Co. Merrill Lynch was the managing underwriter for Blue Nile’s initial public offering in 2004. In connection with this offering, Merrill Lynch received fees from Blue Nile in excess of $60,000.

A copy of the press release announcing Mr. Carlborg’s election is attached as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press Release: Blue Nile Announces Appointment of New Board Member

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.
By:	/s/ Diane M. Irvine
Diane M. Irvine
Chief Financial Officer (Principal Accounting and Financial Officer)

Dated: February 3, 2005

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press Release: Blue Nile Announces Appointment of New Board Member